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                                                                    EXHIBIT 23.3

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

     We consent to the use in this Registration Statement of Security Dynamics Technologies, Inc. (the "Company") on Form S-4 of our report dated January 22, 1996 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in the Company's method of accounting for income taxes in 1993), appearing in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement, and to references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Joint Proxy Statement and Prospectus.

     Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of the Company, listed in Item 21(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 28, 1996